Exhibit 99.2
REVOCABLE PROXY
MID-AMERICA BANCSHARES, INC.
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 27, 2007
     The undersigned hereby appoints Gary L. Scott or David Major, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Mid-America Bancshares, Inc. (“Mid-America”) which the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held in the Community Room of Bank of the South, 551 North Mt. Juliet Road, Mt. Juliet, Tennessee 37122 on November 27, 2007, at 10:00 a.m., Central Time, and at any adjournments of the special meeting, upon the proposals described in the accompanying Notice of Special Meeting and the Joint Proxy Statement/Prospectus dated October 10, 2007 relating to the special meeting, receipt of which are hereby acknowledged.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSALS.
PROPOSAL #1: To approve the merger agreement, dated as of August 15, 2007, between Pinnacle Financial Partners, Inc. (“Pinnacle”), and Mid-America, pursuant to which Mid-America will merge with and into Pinnacle.

☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL #2: To approve the adjournment of the special meeting, if necessary, to permit Mid-America to solicit additional proxies if there are insufficient votes at the special meeting to constitute a quorum or to approve the merger agreement and the issuance of Mid-America common stock in connection with the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED “FOR” THE PROPOSAL.
DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
MATTERS WHICH MAY COME BEFORE THE SPECIAL MEETING.
     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.

Signature(s) of Shareholder(s)	Please print name of Shareholder(s)	Date: ___, 2007 (be sure to date your proxy)
I WILL ____________ WILL NOT ____________ ATTEND THE SPECIAL MEETING OF SHAREHOLDERS.
PLEASE MARK, DATE AND SIGN THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NECESSARY. THANK YOU.